Exhibit 99.1

VBI Vaccines Announces FDA Approval of PreHevbrio™ for the Prevention of Hepatitis B in Adults

-	PreHevbrio™ is the only approved 3-antigen hepatitis B vaccine for adults in the U.S.
-	Shareholder conference call to be held today, December 1, at 8:30 AM ET

CAMBRIDGE, Mass. (December 1, 2021) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced that the U.S. Food and Drug Administration (FDA) has approved PreHevbrio™ [Hepatitis B Vaccine (Recombinant)] for the prevention of infection caused by all known subtypes of hepatitis B virus (HBV) in adults age 18 years and older. PreHevbrio contains the S, pre-S2, and pre-S1 HBV surface antigens, and is the only approved 3-antigen HBV vaccine for adults in the U.S.

“As we work to implement the ACIP’s new universal hepatitis B vaccine recommendation for all adults ages 19-59, as voted on in November, we benefit from having more tools, including this newly approved 3-antigen hepatitis B vaccine,” said Chari Cohen, DrPH, MPH, Senior Vice President of the Hepatitis B Foundation. “Having more vaccine options will help us effectively expand vaccine uptake, ensure more people are protected from hepatitis B infection, and reach the 2030 goal of eliminating hepatitis B in the U.S.”

Jeff Baxter, VBI’s President and CEO, commented: “We are proud to announce the approval of PreHevbrio, VBI’s first FDA-approved vaccine. This is a substantial achievement that demonstrates the VBI team’s ability to progress vaccine candidates from the clinic through to approval. This approval, however, is just the first step in our mission to provide broad access to our vaccine and to help strengthen the public health effort to put an end to adult HBV infections. We would like to thank the study participants, clinical site investigators, our employees, and all who contributed to this achievement, and we look forward to working with public health and advocacy organizations as we join the fight against hepatitis B.”

The approval of PreHevbrio was based on the results from two Phase 3 clinical studies, PROTECT and CONSTANT, data from which were published, respectively, in The Lancet Infectious Diseases in May 2021 and The Journal of the American Medical Association Network Open in October 2021. The pivotal studies compared PreHevbrio to Engerix-B, a single-antigen HBV vaccine. Data from the PROTECT study showed that PreHevbrio elicited higher rates of seroprotection in all subjects age 18+ (91.4% vs. 76.5%), including in adults age 45+ (89.4% vs. 73.1%). The integrated safety analysis of both studies demonstrated good tolerability with no unexpected reactogenicity. The most common adverse events in all age groups were injection site pain and tenderness, myalgia, and fatigue, all which generally resolved without intervention in 1-2 days.

VBI expects to make PreHevbrio available in the U.S. in the first quarter of 2022, and has partnered with Syneos Health for the past two years to ensure commercial readiness.

Outside of the U.S., VBI continues to support the European Medicines Agency’s (EMA) ongoing review of the marketing authorization application for VBI’s 3-antigen HBV vaccine. VBI expects to complete regulatory submissions to the United Kingdom’s Medicines and Healthcare products Regulatory Agency (MHRA) and to Health Canada in 2022.

Conference Call Details

VBI Vaccines will host a conference call on Wednesday, December 1 at 8:30 AM ET. The live call can be accessed via the Events/Presentations page in the investors section of the Company’s website, or by clicking this link: https://viavid.webcasts.com/starthere.jsp?ei=1517423&tp_key=00a076a769.

A replay of the conference call will be archived on the Company’s website following the live call.

To listen to the live conference call, please dial:

-	Toll-free U.S. & Canada Dial-In: 877-705-6003
-	International Dial-In: 201-493-6725
-	Conference ID: 13725342

Indication and Use

PreHevbrio is indicated for prevention of infection caused by all known subtypes of hepatitis B virus. PreHevbrio is approved for use in adults 18 years of age and older.

Important Safety Information (ISI)

Do not administer PreHevbrio to individuals with a history of severe allergic reaction (e.g. anaphylaxis) after a previous dose of any hepatitis B vaccine or to any component of PreHevbrio.

Appropriate medical treatment and supervision must be available to manage possible anaphylactic reactions following administration of PreHevbrio.

Immunocompromised persons, including those on immunosuppressant therapy, may have a diminished immune response to PreHevbrio.

PreHevbrio may not prevent hepatitis B infection, which has a long incubation period, in individuals who have an unrecognized hepatitis B infection at the time of vaccine administration.

The most common side effects (> 10%) in adults age 18-44, adults age 45-64, and adults age 65+ were pain and tenderness at the injection site, myalgia, fatigue, and headache.

There is a pregnancy exposure registry that monitors pregnancy outcomes in women who received PreHevbrio during pregnancy. Women who receive PreHevbrio during pregnancy are encouraged to contact 1-888-421-8808 (toll-free).

To report SUSPECTED ADVERSE REACTIONS, contact VBI Vaccines at 1-888-421-8808 (toll-free) or VAERS at 1-800-822-7967 or www.vaers.hhs.gov

Please see full Prescribing Information.

About Hepatitis B

Hepatitis B is one of the world’s most significant infectious disease threats with more than 290 million people infected globally. HBV infection is the leading cause of liver disease and, with current treatments, it is very difficult to cure, with many patients going on to develop liver cancers. An estimated 900,000 people die each year from complications of chronic HBV such as liver decompensation, cirrhosis, and hepatocellular carcinoma.

Earlier in November 2021, the U.S. Centers for Disease Control and Prevention’s (CDC) Advisory Committee on Immunization Practices (ACIP) unanimously voted to recommend universal HBV vaccination for adults age 18 to 59, and for adults age 60+ with risk factors for infection, expanding the addressable adult population that should be vaccinated.

About PreHevbrio™

PreHevbrio is an adult hepatitis B vaccine that contains the three hepatitis B surface antigens of the hepatitis B virus – S, pre-S1, and pre-S2. PreHevbrio is also approved for use and commercially available in Israel under the brand name Sci-B-Vac®.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

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Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com